THE LIMITED PARTNER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
              AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED
            UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
            OR (b) THE PARTNERSHIP HAS BEEN FURNISHED WITH AN OPINION
           OF COUNSEL ACCEPTABLE TO THE PARTNERSHIP TO THE EFFECT THAT
              NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER

                                    UCV, L.P.
                        a California limited partnership


              (formerly UNIVERSITY CITY VILLAGE, a California joint
         venture operating as a general partnership under the California
                            Uniform Partnership Act)

                                    AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP

      This Agreement of Limited Partnership (the "Partnership Agreement") is executed to be effective as of the first day of JUNE 1, 1994 (the "Effective Date") by and between:

      (a) UCVGP, INC., a California corporation ("UCVGP"), as the initial Managing General Partner;

      (b) BRANDY PROPERTIES, INC., a Missouri corporation ("BPI"), as a General Partner;

      (c) SPORTS ARENAS PROPERTIES, INC., a California corporation ("SAPI"), as an original Limited Partner holding Units; and

      (d) PATRICIA A. SHENKER, a married woman ("Shenker"), as an original Limited Partner holding Units as her sole and separate property;

all of whom desire to form a limited partnership under the California Revised Limited Partnership Act and the laws of the State of California on the following terms and conditions.

                                    RECITALS

      A. UNIVERSITY CITY VILLAGE, a California joint venture ("UCV"), was formed on or about March 1, 1968.

      B. By this Agreement, the partners of UCV intend to admit UCVGP and BPI as general partners and to convert UCV into a limited partnership to be governed under the terms of the Revised Limited Partnership Act. The Partners also intend to change the name of the Partnership from UNIVERSITY CITY VILLAGE to "UCV, L.P., a California limited partnership."


1.    Name and Place of Business

      The name of the Partnership is UCV, L.P., a California limited partnership, and its principal place of business is Sorrento Mesa Office Plaza, 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, or such other place or places as the Managing General Partner may hereafter determine.

2.    Definition and Glossary of Terms

      Words and terms having their initial letter capitalized in this Partnership Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the respective meanings set forth in Exhibit A, attached hereto.


3.    Business of the Partnership

      The Partnership may engage in any business activity permitted under the California Revised Limited Partnership Act.


4.    Term

      The Partnership shall be converted from a joint venture operated as general partnership to a limited partnership on the date the Certificate in the name of UCV, L.P., is filed in the Office of the Secretary of State of the State of California, and shall continue until December 31, 2052, unless earlier terminated in accordance with the provisions of this Partnership Agreement.


5.    General Partners' Interests

      5.01 Admission. Immediately prior to the conversion of UCV from a general partnership into a limited partnership, UCVGP and BPI shall each be admitted as general partners of UCV entitled to a one percent (1%) interest in the capital, profits and losses of UCV and contribute capital equal to 1/98th of the then Net Fair Market Value of UCV's assets (other than the Koplar Note). The admissions of UCVGP and BPI as general partners of UCV shall not dissolve UCV. As part of the conversion of UCV into the Partnership: (a) UCVGP's and BPI's respective general partner interests in UCV shall be converted into a Partnership Interest in this Partnership; (b) UCVGP shall become the initial Managing General Partner of this Partnership; (c) BPI shall become a General Partner of the Partnership: and (d) UCVGP and BPI shall each retain a one percent (1%) interest in Partnership Allocations and Distributions.

      5.02 Additional Capital Contributions. If after the conversion of UCV into this Partnership the Partnership receives additional capital contributions from Limited Partners, each General Partner shall make an additional contribution to the Partnership's capital equal to the Net Fair Market Value of any additional capital contribution made by a Limited Partner multiplied by a number equal to one (1) divided by the sum of 100 minus the number of percentage interests held by all General Partners in their capacities as General Partners. For example, if their are two General Partners, each of which own a one percent (1%) interest in the Partnership, each General Partner will make an additional capital contribution equal to the Net Fair Market Value of any additional capital contribution made by a Limited Partner multiplied by 1/98. Such contribution shall be made within 10 days after such additional contribution by the Limited Partner. Notwithstanding the foregoing, this provision shall not apply to any contributions made by a Limited Partner pursuant to a Limited Deficit Make-Up Obligation.

      5.03 Right to Make Contributions in Cash or by Promissory Note. The General Partners shall make any contribution to the capital of the Partnership required under this Agreement either in cash or by executing and delivering to the Partnership a promissory note, which note shall be: (a) in the amount of the required capital contribution; (b) payable to the Partnership or order; (c) non-interest bearing; and (d) due and payable by the end of the taxable year in which the General Partner's interest is liquidated or, if later, within 90 days after the date of such Liquidation.

6.    Original and Additional Limited Partners

      6.01 SAPI. As part of UCV's conversion into this Partnership, the Partnership shall issue 49 Units to SAPI and admit SAPI as an original Limited Partner. As of the date of conversion, SAPI's Capital Account Balance shall be deemed to be its Capital Account Balance as shown on the Partnership's 1993 United States Income Tax Return, Form 1065, as adjusted through the date of conversion.

      6.02 Shenker. As part of UCV's conversion into this Partnership, the Partnership shall issue 49 Units to Shenker and admit Shenker as an original Limited Partner. As of the date of conversion, Shenker's Capital Account Balance shall be deemed to be its Capital Account Balance (including the Capital Account Balance of M. Arthur Shenker whose Partnership Interest was acquired by Shenker in 1993) as shown on the Partnership's 1993 United States Income Tax Return, Form 1065, as adjusted through the date of conversion.

      6.03 Additional Limited Partners, Units & Capital Contributions. Except as otherwise approved by each General Partner, the Partnership shall neither admit additional Limited Partners, issue additional Units or interests in the Partnership, accept any offer to contribute property or services in exchange for additional Units or interests in the Partnership nor permit additional contributions to the capital of the Partnership by any Limited Partner.

      6.04 Additional Limited Partners. If all General Partners have approved the admission of additional Limited Partners and the consideration to be received in exchange for the Partnership's issuance of Units, the Partnership may accept offers to acquire Units. Each person whose offer to acquire Units is accepted by the Partnership shall become an additional Limited Partner as of the date designated by the Managing General Partner in its sole and absolute discretion providing such person has: (a) contributed to the capital of the Partnership the amount required under this Agreement for each additional Unit acquired; (b) executed and filed with the Partnership a written instrument which sets forth an intention to become an additional Limited Partner holding Units and requests admission to the Partnership in that capacity; (c) accepted in writing the provisions of this Partnership Agreement; (d) executed, acknowledged and delivered to the Managing General Partner a special power of attorney, the form, style and content of which are more fully described in Paragraph 20 of this Agreement; and (e) executed and delivered to the Managing General Partner such other instruments as the Managing General Partner may deem necessary or desirable to effect such admission.

      6.05 Amendment of Agreement. The Managing General Partner shall amend this Partnership Agreement to reflect the admission of additional Limited Partners not later than 30 days after each Admission Date when additional Limited Partners are admitted to the Partnership.

      6.06 Amendment of Certificate. The General Partners shall amend the Certificate and cause such amended Certificate to be filed with the California Secretary of State within 30 days of the happening of an event resulting in a change of the information contained in the then current Certificate.


7.    Status of Limited Partners

      7.01 Limitation on Liability. Except as otherwise set forth herein, Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership.

      7.02 Adjusted Capital Account Balance and Limitations on Loss Allocations. The Partners intend each Limited Partner shall bear the ultimate risk of economic loss of the sum of: (a) its Capital Account Balance, plus (b) the amount, if any, of the Limited Deficit Make-Up Obligation (in the form attached hereto as Exhibit D) executed and delivered to the Partnership by such Limited Partner.

            7.02.1 By executing a Limited Deficit Make-Up Obligation, each Partner grants the Partnership the right to enforce payment of any deficit in such Partner's Capital Account Balance which is created by virtue of the Limited Deficit Make-Up Obligation. For example, if the Partnership has borrowed $100,000 on a recourse basis and a Limited Partner has executed a Limited Deficit Make-Up Obligation in the amount of $10,000, the Partnership may allocate recourse deductions to such Limited Partner until such Limited Partner's Capital Account Balance (plus such Partner's share of Minimum Gain) equals a negative $10,000. Under the provisions of this Agreement, the Limited Partner shall restore such deficit in such Partner's Capital Account Balance pursuant to Paragraph 11.02. The deficit Capital Account Balance of any such Partner represents a personal liability of such Partner, for which the Partner waives any rights of contribution, indemnity or subrogation.

            7.02.2 A Partner who executes a Limited Deficit Make-Up Obligation intends its share of the liability be allocated to it under Internal Revenue Code Section 752, and the Regulations thereunder, for purposes of determining such Partner's basis in its Partnership Interest.


8.    Status of Units

      Except as otherwise provided in this Agreement, each Unit, when issued, shall be fully paid and nonassessable.


9.    Compensation to the General Partners and Affiliates

      9.01 Compensation in General. In addition to compensation payable for services under Paragraph 9 of this Agreement, the Managing General Partner may cause the Partnership to purchase goods or services from any Partner or its Affiliates, or from unaffiliated persons, and pay such consideration or compensation therefor as the Managing General Partner shall determine in its sole and absolute discretion, except that the amount of consideration or compensation payable hereunder shall be reasonable and not exceed the consideration or compensation which would otherwise be payable to unaffiliated persons for similar goods or services in the same geographic locale.

      9.02 Compensation to SAPI. The Partnership shall pay to SAPI (or any Affiliate thereof as designated by SAPI) a Management Fee in accordance with the terms of the written Management Agreement in existence as of the conversion of UCV into a Limited Partnership. SAPI or such Affiliate shall have the authority to assign such Management Agreement to SAPI or any of SAPI's Affiliates without the consent of the Partnership.


10.   Partnership Expenses

      10.01 General Partners' Expenses. Each General Partner or any Affiliate thereof at its own expense and at no expense to the Partnership shall pay all overhead expenses of such General Partner or Affiliate not related to the operation of the Partnership business.

      10.02 Partnership Expenses. The Partnership shall pay or reimburse each General Partner or its Affiliates for all expenses which are appropriate to the formation, operation, dissolution or winding up of the Partnership. In addition, the Partnership shall pay the costs and expenses of organizing and forming the Partnership and issuing of Units.

11.   Partnership Allocations and Distributions

      11.01 Distributions. Except as otherwise provided in this Paragraph 11, the Managing General Partner shall cause the Partnership to make Distributions of Cash Available for Distribution as follows: one percent (1%) to each General Partner and the balance to the Holders of Units, as a group, to be further distributed as more specifically described in Exhibit B, hereto. The Managing General Partner shall cause the Partnership to make Distributions of such amounts of Cash Available for Distribution as may be determined by the Managing General Partner in its sole and absolute discretion.

      11.02 Deficit Restoration. Notwithstanding any other provision of this Agreement, if a General Partner or any Holder has a deficit balance in its Capital Account upon Liquidation of its Partnership Interest (after taking into account all Capital Account adjustments incidental to such Liquidation), such Partner or Holder shall have an obligation to contribute to the Partnership by the end of the taxable year or, if later, within 90 days after the date of such Liquidation, cash in an amount equal to such Partner's or Holder's negative Capital Account Balance determined as of the date of Liquidation.

      11.03 Distributions on Liquidation. After taking into account any restorations required under Paragraph 11.02, the Partnership shall make Distributions to a Partner or Holder upon Liquidation of the Partnership or of a Partner's or Holder's Partnership Interest: (a) in proportion to and in accordance with the positive Capital Account Balances of the Partners and Holders after taking into account any adjustments that would be made to the Capital Account Balance on a deemed sale of all the Partnership assets immediately prior to the Liquidation; and (b) by the end of the taxable year in which the Liquidation occurred or, if later, within 90 days of such Liquidation. Notwithstanding the foregoing, the Managing General Partner in its sole and absolute discretion may cause the Partnership to retain (on a proportional basis) from the liquidating Distributions owed to the Partners or Holders reasonable amounts for reserves or for contingent liabilities, provided the Partnership distributes such amounts immediately after final and full satisfaction of all outstanding Partnership obligations.

      11.04 Partnership Allocations. The timing and method of allocations of Net Income, Net Loss and other Partnership Allocations, including Definitions relating to such allocations, are set forth in Exhibit B, attached hereto, and by this reference such exhibit is incorporated herein as if fully set forth at this point.


12.   Assignment of Limited Partnership Interests

      12.01 Right of Assignment. Subject to the terms and conditions of this Agreement, a Limited Partner (but not an Assignee or Assignee of Record) shall have the right to assign its Partnership Interest by a written instrument of assignment duly executed by the assignor, the terms of which are not in contravention of any of the provisions of this Partnership Agreement. No assignment shall be effective unless: (a) at least 10 days prior to the effective date of the assignment, the Limited Partner proposing to assign its Partnership Interest delivers to the Managing General Partner notice of such Partner's intent to assign, a true copy of the proposed written instrument of assignment and a non-refundable assignment fee determined in the and absolute discretion of the Managing General Partner to reimburse the Partnership for estimated administrative costs in evaluating the proposed assignment; and (b) prior to the effective date of such assignment, either the proposed assignor or Assignee reimburses the Partnership for all costs, including without limitation attorneys and accounting fees, incurred in evaluating the proposed assignment which exceeds the assignment fee.

            12.01.1 The Partnership and each General Partner shall be entitled to treat the assigning Limited Partner of any Partnership Interest as the absolute owner thereof in all respects and shall incur no liability for allocations affecting the Capital Account Balance attributable to such Partnership Interest or for the transmittal of reports or accountings which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Partnership and recorded on its books and the effective date of the assignment has passed.

            12.01.2 The effective date of an assignment (on which date the Assignee shall be deemed to be an Assignee of Record) shall be the first day of the month following the date on which the Partnership receives actual notice of the assignment of a Partnership Interest.

      12.02 Rights of Assignee of Record. An Assignee of Record shall be entitled to receive Partnership reports and accountings and Partnership Allocations and Distributions attributable to such person's assigned Partnership Interest from and after the effective date of the assignment. Unless and until a person is admitted to the Partnership as a substituted Limited Partner, an Assignee or Assignee of Record shall have no right to: (a) inspect the Partnership books or records; (b) vote on Partnership matters; (c) reassign the Partnership Interest; or (c) exercise any other right or privilege as a Limited Partner. A Limited Partner assigning his or her Partnership Interest shall not agree as a condition of such assignment to act on behalf of or under the direction of an Assignee or Assignee of Record with regard to the exercise of any right or privilege which a Limited Partner would have with respect to such Partnership Interest. Any attempt to act in such capacity shall be void and of no effect and shall not be recognized by the Partnership.

      12.03 General Partner Consent. Except as otherwise provided, no assignment of a Partnership Interest shall be permitted without the prior consent of each General Partner. Such consent may be unreasonably withheld if the proposed Assignee is a person other than a Permitted Assignee. If the proposed Assignee is a Permitted Assignee, a General Partner may neither unreasonably withhold nor delay its consent. If a General Partner withholds its consent to a proposed assignment of a Partnership Interest to a Permitted Assignee, such General Partner shall notify the other General Partners and the proposed assignor of the grounds upon which such General Partner based its withholding of consent. Among other grounds, it shall be conclusively deemed reasonable for a General Partner to withhold its consent to a proposed assignment to a Permitted Assignee if such assignment would more likely than not cause (as substantiated by an opinion of independent counsel): (a) a reassessment of the Partnership's Property for California ad valorem or real property tax purposes; or (b) the deemed termination of this Partnership under the Code.

      12.04 Right of First Refusal Affecting Units. Limited Partners holding Units may assign any number of whole Units if and only if such assignment complies with all provisions of this Partnership Agreement governing the assignment of Partnership Interests. In addition, if the proposed Assignee is other than a Permitted Assignee, such assigning Limited Partner shall afford each Optionee Class the option to purchase the Units as set forth in this paragraph.

            12.04.1 Any Limited Partner holding Units desiring to assign any of such Units shall first give notice thereof to the Partnership, each General Partner and each of the other Limited Partners. Such notice shall contain a true copy of the offer to purchase from the proposed Assignee, if any, and a statement of the number of the Units proposed to be assigned, the price per Unit, payment terms offered by the proposed Assignee for such Units and the identity of the proposed Assignee.

            12.04.2 Each Optionee Class, in the order of priority set forth below, shall have the option to purchase the Units proposed for assignment for the same price per Unit specified in the notice of the proposed assignment: (a) the General Partners; (b) the Partnership; and (c) the Limited Partners.

            12.04.3 The option to purchase Units proposed for assignment shall:
(a) except as otherwise provided, be exercisable as to all or any lesser number of Units or remaining Units proposed for assignment; (b) remain in effect during the applicable Option Exercise Period; and (c) be exercised by notice from the acquiring Optionee to the General Partner and the proposed assignor during the applicable Option Exercise Period.

            12.04.4 The Option Exercise Period for each Optionee Class shall be as follows:

OPTIONEE CLASS              NUMBER OF DAYS FROM
                            NOTICE OF PROPOSED ASSIGNMENT
General Partners            0 to 7
The Partnership             8 to 14
Limited Partners            15 to 28

            12.04.5 If Optionees in any Optionee Class as a group have exercised options to purchase more Units than the total number of remaining Units proposed for assignment, each such Optionee's option to purchase Units shall be reduced to the number of Units that equals: (a) the ratio of the number of Units each such Optionee has opted to purchase bears to the total number of Units that all Optionees in the Optionee Class as a group have opted to purchase; multiplied by
(b) the total number of remaining Units proposed for assignment.

            12.04.6 If the Optionees have exercised their options such that all of the Units proposed for assignment will be purchased, such purchases shall be consummated on or before the 60th day following the notice of proposed assignment. Each such purchasing Optionee shall elect to pay the price per Unit pursuant to the terms set forth in the notice of proposed assignment. If no notice of proposed assignment has been given, such purchase price shall be payable by an unsecured promissory note which shall:

            (a) bear an adjustable interest rate equal to the lesser of the prime interest rate published from time to time by the WALL STREET JOURNAL or the maximum rate permitted to be charged by a person under law; or

            (b) be payable in quarterly principal installments each of which shall be equal to one-twentieth (1/20th) of the purchase price, plus accrued but unpaid interest thereon.

            12.04.7 If the Optionees fail to opt to purchase all of the Units proposed for assignment, none of the options so exercised shall be effective. Thereafter, the Holder proposing to assign Units: (a) shall not be obligated to sell and the Optionees exercising options shall not be obligated to purchase the Units proposed for assignment; and (b) may assign such Units at any time between the 29th day and the 60th day after the notice of proposed assignment, but only to the proposed Assignee and only for the price and terms stated in the notice of proposed assignment.

            12.04.8 For purposes of this paragraph, any of the following changes in the beneficial ownership of a Limited Partner holding Units shall be deemed a proposed assignment of such Limited Partner's Units:

            (a) if the Limited Partner is a corporation, a transfer of 25 percent or more of the voting control of such corporation to any person other than a Permitted Assignee; or

            (b) if the Limited Partner is a partnership, a transfer of more than a 25 percent interest in the net loss, net income or distributions from such partnership to any person other than a Permitted Assignee, the dissolution of the partnership or the transfer, death or voluntary or involuntary withdrawal of any general partner of such partnership.

      In the event of such a change in the beneficial ownership of a Limited Partner holding Units, the Units deemed proposed for assignment shall be considered to have been proposed for assignment at a price equal to the fair market value of such Units, which value shall be determined by appraisal.

      12.05 Appraisal Rights. If the fair market value of any Units is required to be determined by Appraisal, each General Partner and the Holder of such Units within 14 days after notice from the Managing General Partner shall commence good faith negotiations to determine by agreement the value per Unit and the allocation of such value as hereinafter required. If within 21 days after the Managing General Partner's notice, the Holder and each General Partner agree on a value per Unit and the allocation of such value, such determination shall be final and binding.

            12.05.1 If no agreement can be reached within 21 days after the Managing General Partner's notice: (a) the Holder shall choose one Appraiser and the Partnership shall choose one Appraiser and the two Appraisers so chosen shall choose a third Appraiser; (b) if either the Holder or the Partnership fails to choose an Appraiser within seven days, the Appraiser selected by the other party shall serve as the sole Appraiser; (c) the decision of a majority of the Appraisers (or the sole Appraiser) as to the fair market value of the Holder's Units shall be final and binding and may be enforced by legal proceedings; and (d) the Holder and the Partnership shall each compensate the Appraiser appointed by it and the compensation of the third or sole Appraiser shall be borne equally by the Partnership and the Holder.

            12.05.2 The purchase price for the Units determined by agreement or as established by Appraisers shall specify what portion of the value per Unit (including the relief of liability accruing to the benefit of the Holder) is allocable to the Holder's interest in the underlying assets of the Partnership. The remaining portion of the value per Unit shall be treated as a guaranteed payment.

      12.07 Effect of Prohibited Assignment. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Agreement governing such transfer shall be void and shall not bind or be recognized by the Partnership.


13.   Substituted Limited Partners

      13.01 Conditions Precedent. No Assignee or Assignee of Record shall have the right to become a substituted Limited Partner unless approved for admission by each General Partner, which approval may be unreasonably withheld, and such Assignee or Assignee of Record:

            (a) has filed with the Partnership a duly executed and acknowledged written instrument of assignment, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee or Assignee of Record succeed the assignor's interest as a substituted Limited Partner in the assignor's place;

            (b) has executed and acknowledged such other instruments as the Managing General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by such person of the provisions of this Partnership Agreement and the Assignee's execution, acknowledgment and delivery to the Managing General Partner of a special power of attorney, the form and content of which are more fully described herein; and

            (c) delivered to the Managing General Partner a non-refundable substitution fee in an amount determined in the sole and absolute discretion of the Managing General Partner to reimburse the Partnership or the Managing General Partner for estimated or actual administrative costs in evaluating the proposed substitution.

      13.02 No Consent of Other Limited Partners. By executing or adopting this Partnership Agreement, each Limited Partner consents to the admission of any such Assignee as an additional or substituted Limited Partner if approved by each General Partner.

      13.03 Amendment of Books and Records. The General Partner shall cause the Partnership Agreement and the books and records of the Partnership to be amended to reflect the substitution of Limited Partners not less frequently than once in each calendar quarter in which any such substitution occurs.


14.   Books, Records, Accountings and Reports

      14.01 Maintenance & Inspection. The Partnership's books and records, the Agreement and all amendments thereto, and any separate certificates of limited partnership shall be maintained at the principal office of the Partnership or such other place as the Managing General Partner may determine and, pursuant to California Corporations Code ss.15634(b), shall be open to the inspection, examination or copying by Limited Partners or their duly authorized representatives within a reasonable time after written request therefor. Upon written request, the Managing General Partner shall provide to any Limited Partner or such Limited Partner's duly authorized representative copies of: (a) the most recent listing of Partners' names, addresses, capital contributions and share of profits and losses; (b) the Certificate; and (c) the Partnership Agreement.

      14.02 Annual Financial  Statements.  At least once each year, the Managing
General  Partner  shall  cause  the  preparation  of  financial   statements  at
Partnership expense.

      14.03 Tax Returns. The Managing General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities at Partnership expense. Within 90 days after the end of each taxable year, the General Partner shall furnish to the Limited Partners such information as is necessary to complete federal or state income tax or information returns.


15. Rights, Authority, Powers, Responsibilities and Duties of a General Partner
    ---------------------------------------------------------------------------

      15.01 Managing General Partner. The Partnership shall have one Managing General Partner. The initial Managing General Partner shall be UCVGP. A Managing General Partner shall serve until the earlier to occur of the date: (a) such Managing General Partner is no longer a Controlled Affiliate of Elkan or Shenker; (b) of the election and installation of a replacement Managing General Partner; or (c) such Managing General Partner suffer a Disqualification Event.

      15.02 Replacement Managing General Partners. By a Majority Vote of the Limited Partners holding Units, the Limited Partners at any time with or without cause may elect an existing General Partner to replace a serving or disqualified Managing General Partner. If the replaced Managing General Partner has not suffered a Disqualification Event, it shall continue as a General Partner of the Partnership.

      15.03 Powers of a General Partner. Except as otherwise provided in this Agreement, each General Partner shall have the broadest authorities, rights and powers as are permitted by law, possessed by a partner in a partnership without limited partners and required by or appropriate to the management of the Partnership business, including without limitation the right to require in any Partnership contract that the General Partners will not be personally liable thereon and that the remedy for a breach of such contract shall be satisfied solely from the assets of the Partnership. Each General Partner shall have a fiduciary responsibility to the Partnership and the Partners and the duty and responsibility for providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the Partnership business and Property.

      15.04 Powers of a Managing General Partner. Notwithstanding the foregoing, the Managing General Partner may unilaterally exercise the rights, authorities and powers to the extent expressly authorized under this Agreement. Otherwise, the General Partners shall govern, manage and control this Partnership and exercise the rights, powers and authority of the General Partner under this Agreement as shall be determined by a majority of such General Partners, subject to the limitations on such rights, powers and authority of a General Partner under this Agreement.

            15.04.1 If the Partnership has an even number of General Partners who are evenly divided and cannot agree as to the management of the Partnership's business affairs so that the Partnership's business can no longer be conducted to advantage or so that there is danger that the Partnership's Property or business will be impaired or lost, the General Partners shall submit the matters related thereto to arbitration.

            15.04.2 If a matter is submitted to arbitration, each General Partner shall: (a) choose one arbitrator by notice to the other General Partners within 14 days after the matter is submitted and the arbitrators so chosen shall choose another arbitrator; (b) if a General Partner fails to choose an arbitrator within such period, the arbitrators selected by the other General Partners shall serve as the sole arbitrator; (c) the decision of a majority of the arbitrator (or the sole arbitrator) as to the matter shall be final and binding and may be enforced by legal proceedings; and (d) the Partnership shall compensate the arbitrators. Except as otherwise provided in this subsection, the arbitration proceedings shall be conducted in accordance with and governed by Title 9 of the California Code of Civil Procedure (Section 1280 et seq.). As permitted by California Code of Civil Procedure section 1283.1, each party to the arbitration proceedings may take depositions and obtain discovery to the fullest extent permitted by California Code of Civil Procedure section 1283.05, which section is hereby incorporated by reference.

      15.05 Prohibited Acts. Neither any General Partner nor any of its Affiliates shall have the authority to:

            (a) continue the Partnership business or enter into contracts which would bind the Partnership after a sole remaining General Partner suffers a Disqualification Event, except as provided in California Corporations Code ss.15685;

            (b) knowingly use or permit any other person to use Partnership funds or assets in any manner except for the exclusive benefit of the Partnership;

            (c) do any act in contravention of this Partnership Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

            (d) confess a judgment against the Partnership in connection with any threatened or pending legal action;

            (e) sell, assign, pledge or otherwise transfer its Partnership Interest (or any interest therein); or

            (f) do any act or fail to take any action for which a vote of the Limited Partners is required under this Partnership Agreement.

      15.06 Tax Matters Partner. The Managing General Partner shall act as the "tax matters partner" as defined in Code Section 6231(a)(7).

16.   Rights, Powers and Voting Rights of the Limited Partners
      --------------------------------------------------------

      16.01 No Control. Neither any Limited Partner, Assignee or Assignee of Record shall take part in or interfere in any manner with the control, conduct or operation of the Partnership, nor shall any of them have any right or authority to act for or bind the Partnership.

      16.02 Voting Rights. In addition to matters requiring the approval of the Limited Partners either set forth elsewhere in this Agreement or under applicable law, all Limited Partners holding Units, but not the Assignees or Assignees of Record of Limited Partners, shall have the right to vote only upon:

            (a) the admission of a General Partner or an election to continue the business of the Partnership after a General Partner ceases to be a General Partner other than by removal where there is no remaining or surviving General Partner; or

            (b) the admission of a General Partner or an election to continue the business of the Partnership after the removal of a General Partner when there is no remaining or surviving General Partner.

      16.03 Vote Required to Approve. Except as otherwise provided in this Agreement, matters upon which the Limited Partners may vote shall require the Majority Vote of the Limited Partners entitled to vote to pass and become effective.

      16.04 Meetings & Votes Without A Meeting. Meetings and votes of the Partners shall be governed by the provisions of California Corporations Codess.15637 as from time to time amended.

      16.05 Voting. Except as otherwise provided in this Agreement, a Limited Partner holding Units of any class shall be entitled to cast one vote for each Unit owned. Neither Assignees nor Assignees of Record shall be entitled to vote on Partnership matters.

      16.06 Limited Partner Prohibited Acts. No Limited Partner or Holder shall have the right or power to: (a) withdraw from the Partnership or reduce his or her contribution to the capital of the Partnership except as a result of the dissolution of the Partnership or as otherwise specified in this Agreement; (b) bring an action for partition against the Partnership; (c) cause the dissolution and winding up of the Partnership by court decree or otherwise, except as set forth in this Partnership Agreement; or (d) demand or receive property other than cash in return for such Partner's contribution to the capital of the Partnership.

      16.07 Court Directed Winding Up. Upon a petition executed by Limited Partners holding five percent (5%) or more of the issued and outstanding Units, a court of competent jurisdiction may enter a decree ordering the winding up of the Partnership if: (a) it is not reasonably practicable to carry on the business in conformity with the Agreement; (b) a General Partner has been guilty or has knowingly countenanced persistent and pervasive fraud or abuse of authority or persistent unfairness toward any Partner or the Partnership Property is being misapplied or wasted by a General Partner; or (c) dissolution is reasonably necessary for the protection of the rights or interests of any Partners who petition under this paragraph. Any decree entered pursuant to this paragraph shall designate the Partners who are to wind up the affairs of the Partnership. Except as otherwise provided, Limited Partners designated to wind up the affairs of the Partnership shall be entitled to reasonable compensation. Notwithstanding the foregoing, no compensation or expenses shall be allowed to the Limited Partners designated to wind up the affairs of the Partnership if the petition is brought solely under subpart (c) of this paragraph.

      16.08 Return of Capital Contributions. Except as provided in this Partnership Agreement, no Limited Partner or Holder shall have priority over any other Limited Partner or Holder either as to the return of contributions of capital or as to Partnership Allocations. Other than upon the dissolution and winding up of the Partnership as provided by this Partnership Agreement, there has been no time agreed upon when the contribution of each Limited Partner or Holder to the capital of the Partnership is to be returned. Notwithstanding any provision of this Agreement to the contrary, a Limited Partner shall return any Distribution made to such Limited Partner to the extent that immediately after the Distribution: (a) all Partnership liabilities, other than liabilities to Partners on account of their Partnership Interests and liabilities to which the recourse of creditors is limited to specific items of Partnership Property; exceed (b) the fair salable value of the Partnership Property, provided the fair salable value of any Property which is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership Property only to the extent that the fair value of the Property exceeds such liability.


17.   Disqualification of a General Partner

      17.01 Expulsion. If and to the extent a General Partner who has suffered a Disqualification Event is not removed as a general partner by operation of law, the Limited Partners by a Majority Vote may remove such General Partner.

      17.02 Rights After Disqualification. Upon the sufferance of a Disqualification Event by a General Partner, the disqualified General Partner shall have the Partnership Interest, rights (including voting rights) and liabilities set forth under subdivision (b) of California Corporations Code ss.15662. Solely for purposes of voting, the disqualified General Partner shall be deemed to hold one Unit as a Limited Partner.

      17.03 Relinquishment of Rights. Upon sufferance of a Disqualification Event by a General Partner, the disqualified General Partner, or any successor in interest thereto, including but not limited to any trustee in bankruptcy or debtor-in-possession, shall relinquish any and all rights it may have under federal bankruptcy law or similar state insolvency laws to continue to act as a General Partner of this Partnership.

      17.04 Financial Statements After Removal. Within 90 days after the Limited Partners have voted to remove a General Partner, the Managing General Partner shall cause the preparation of financial statements at Partnership expense, which shall be distributed to each Limited Partner and Assignee of Record as soon as possible after receipt thereof.


18.   Certain Transactions

      Except as otherwise provided in this Agreement, a General Partner, any Limited Partner, Holder, Assignee of Record or any Affiliates thereof, or any shareholder, officer, director, employee or any person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, and no Partner, Holder or such other person shall have any interest therein by reason of such person's interest in the Partnership.


19.   Termination and Dissolution of the Partnership

      19.01 Events Causing Dissolution. The Partnership shall be wound up and dissolved, except as set forth below, upon the earlier to occur of: (a) the sufferance of a Disqualification Event by a General Partner unless within 120 days thereafter either each remaining General Partner or a successor General Partner, if any, elects to continue the business of the Partnership; (b) the entry of a decree of judicial dissolution; (c) the expiration of the term of the Partnership; (d) the written decision of all General Partners to wind up and dissolve the Partnership; or (e) the approval of a motion by a Majority Vote of the Limited Partners to wind up and dissolve.

      19.02 Winding Up. Upon the dissolution and winding up of the Partnership for any reason, the Managing General Partner shall take full account of the Partnership assets and liabilities and liquidate the assets as promptly as is consistent with obtaining the fair market value thereof. Thereafter the Managing General Partner shall apply and distribute the proceeds from any liquidation to:
(a) first, the payment of creditors of the Partnership, including Partners who are creditors, to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and (b) second, the Partners and Assignees of Record pursuant to the provisions of Paragraph 11 of this Partnership Agreement.


20.   Special and Limited Power of Attorney

      20.01 Appointment of Attorney-in-Fact. The Managing General Partner at all times during the term of the Partnership shall have a special and limited power of attorney as the attorney-in-fact for each Limited Partner, with power and authority to act in the name and on the behalf of each such Limited Partner to execute, acknowledge and swear to in the execution, acknowledgment and filing of documents, which shall include but not be limited to: (a) this Agreement, any separate certificates of limited partnership, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the General Partner shall deem it advisable to file; (b) any other instrument or document which may be required to be filed by the Partnership under the laws of any state or by any governmental agency or which the Managing General Partner shall deem it advisable to file; and (c) any instrument or document which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners or the dissolution and winding up of the Partnership (provided such continuation, admission or dissolution and winding up are in accordance with the terms of this Partnership Agreement) or to reflect any reductions in the amount of capital contributions made by the Partners.

      20.02 Nature of Power. The special and limited power of attorney to the Managing General Partner: (a) is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner and is limited to those matters herein set forth; (b) may be exercised by the Managing General Partner for each of the Limited Partners by the authorized signature of the Managing General Partner; (c) shall survive an assignment by a Limited Partner of all or any portion of his or her Units; and
(d) shall be deemed revoked upon the Managing General Partner's sufferance of a Disqualification Event.


21.   Indemnification

      The Partnership shall protect, defend, indemnify and hold harmless each General Partner, its Affiliates, officers, directors, employees, agents and assigns from any liability, loss or damage incurred partially or entirely, directly or indirectly in connection with the business of the Partnership, including but not limited to reasonable attorneys' fees and costs and any amounts expended in the settlement of any claims for loss or damages. Any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners. Notwithstanding the foregoing, the Partnership shall have no obligation to indemnify and hold harmless if: (a) the claim or liability resulting solely from any action or inaction of the General Partner or any of its Affiliates; and (b) such action or inaction was undertaken in bad faith, constituted gross negligence or intentional misconduct.


22.   Miscellaneous

      22.01 Counterparts.  This Partnership Agreement may be executed in several
counterparts.   All  executed  counterparts  shall  constitute  one  Partnership
Agreement.

      22.02 Successors. The terms and provisions of this Partnership Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

      22.03 Severability. If any provision of this Partnership Agreement is declared by a court of competent jurisdiction to be void, such provision shall be deemed severed from the remainder of the Partnership Agreement and the balance of the Partnership Agreement shall remain in full force and effect.

      22.04 Notices. All notices, consents or other communications required or permitted under this Partnership Agreement shall be in writing. Any such communication may be served personally, transmitted by facsimile or nationally recognized overnight delivery service (i.e., Federal Express) or sent by prepaid, first class mail posted to the address maintained by the Partnership for such person or at such other address as such person may specify in writing, which communication shall be deemed effective upon personal delivery, confirmed receipt of any communication transmitted by facsimile, two days after transmission by nationally recognized overnight delivery service or three days after mailing in accordance with this paragraph.

      22.05 Governing Law & Trial by Reference. This Partnership Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action brought to interpret or enforce this Agreement shall be tried by the reference procedures set forth in California Code of Civil Procedure Section 638 et seq. upon motion by a party to the Superior Court for the County of San Diego, California. A single referee shall be appointed to try the matter and such referee shall be a retired judge of the California Superior Court, California Court of Appeals or California Supreme Court. Each party may reject two judges appointed by the court and hereby waives the right to trial by jury. The referee shall be compensated at the rate per hour charged by senior attorneys in major San Diego County law firms. During the pendency of the referenced proceeding, each party shall pay its proportionate share of the cost thereof based upon such the parties relative interests in Partnership Allocations. Upon the conclusion of the referenced proceeding, the losing party or parties shall pay all of remaining unpaid costs of the referenced proceeding and reimburse the prevailing party or parties for any such costs previously paid by the prevailing parties. Such reimbursement shall be included in any judgment or final order issued in the referenced proceeding. Except as otherwise required by law, each party shall exercise its best efforts to keep the referenced proceeding and the testimony and evidence presented therein confidential.

      22.06 Titles & Captions. Paragraph titles or captions contained in this Partnership Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Partnership Agreement or the intent of any provision hereof.

      22.07 Interpretation. Wherever the context of this Agreement requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and the use of any gender specific pronoun shall include any other appropriate gender. The term "person" shall refer to any individual, corporation or legal entity having standing to bring an action in its own name under California law, whether or not such person has qualified to do business in California or filed a fictitious business name statement. The conjunctive "or" shall mean "and/or" unless otherwise required by the context in which the conjunctive "or" is used.

      22.08 Informed Written Consent to Attorney Representation. In negotiating and preparing this Agreement, GREENBERG & BASS, A Professional Corporation ("G&B") represented Shenker and BPI and OGGEL, CRAMER, JAY, PROCTOR & BAGLEY, A Professional Corporation ("OCJP&B") represented UCVGP and SAPI. Currently and in the past both OCJP&B and G&B have represented UCV, the Partners or their Affiliates and may represent the Partnership, any of the Partners or any Affiliate thereof in the future. Some or all of these clients have interests which actually or potentially conflict with the interests of the others. By executing and delivering this Agreement, each Partner: (a) acknowledges G&B and OCJP&B have advised such Partner of the relevant circumstances and the reasonably foreseeable adverse consequences of such current and prior multiple client representation; and (b) grants such Partner's informed written consent after disclosure to OCJP&B's and G&B's representation of their respective Partner clients in connection with this Partnership and its business.

      22.09 Integration. This Partnership Agreement constitutes the entire understanding of the Partners with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Agreement may be modified or amended only in writing as provided for herein.

      22.10 General Partner's Address. The name and address of the General Partners are:



            Initial Managing
            General Partner:                UCVGP, INC.
                                            5230 Carroll Canyon Road, Suite 310
                                            San Diego, California  92121

            BPI:                            Brandy Properties, Inc.
                                            c/o William E. Crockett, Esq.
                                            GREENBERG & BASS
                                            16000 Ventura Boulevard, Suite 1000
                                            Encino, California  91436

                  with a copy to:   John Boeger
                                    University Club Tower
                                    1034 South Brentwood Boulevard, Suite 1800
                                    St. Louis, Missouri  63117

      22.11 Limited Partner Addresses. The names and addresses as of the date of the formation of the Partnership of the Limited Partners shall be set forth in Exhibit C to this Partnership Agreement, which exhibit in the discretion of the Managing General Partner may be separately maintained at the Partnership's principal place of business.

      22.12 Recitals and Exhibits. All recitals and exhibits referred to in this Agreement are a part of this Agreement and hereby incorporated by reference.

      22.13 Time. Time of the essence to the performance of each and every obligation under this Agreement.

      22.14 Reasonable Consent and Approval. Except as otherwise provided in this Agreement, whenever a party is required or permitted to give its consent or approval under this Agreement, such consent or approval shall not be unreasonably withheld or delayed. If a party is required or permitted to give its consent or approval in its sole and absolute discretion, such consent or approval may be unreasonably withheld but shall not be unreasonably delayed.

      22.15 Waivers. Any waiver by any party shall be in writing and shall not be construed as a continuing waiver. No waiver will be implied from any delay or failure to take action on account of any default by any party. Consent by any party to any act or omission by another party shall not be construed to be a consent to any other subsequent act or omission or to waive the requirement for consent to be obtained in any future or other instance.

      IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement of Limited Partnership on the date first set forth in the preamble hereof.

INITIAL MANAGING
GENERAL PARTNER:        UCVGP, a California corporation


                        BY:  /S/ Harold S. Elkan
                             ------------------------------------
                             Harold S. Elkan, President

GENERAL PARTNER:        BRANDY PROPERTIES, INC., a Nevada corporation


                        BY:   /S/Patricia Shenker
                             ------------------------------------
                             Patricia Shenker, President

LIMITED PARTNERS:            /S/Patricia Shenker
                             ------------------------------------
                        PATRICIA SHENKER, a married woman
                          as her sole and separate property

                        SPORTS ARENAS PROPERTIES, INC., a California corporation


                        BY:  /S/Harold S. Elkan
                             ------------------------------------
                             Harold S. Elkan, President

                                    EXHIBIT A

                                   DEFINITIONS

      "Adjusted Capital Account Balance" shall mean the amount of the Capital Account Balance of any Partner as of the close of a taxable year after adding to the unadjusted Capital Account Balance of such Partner such Partner's share of the Minimum Gain, plus the total amount of capital such Partner is obligated by the terms of this Agreement or by a Limited Deficit Make-Up Obligation to contribute to the Partnership and subtracting therefrom any capital contributions actually made by such Partner.

      "Affiliate" shall mean: (a) any person directly or indirectly controlling, controlled by or under common control with another person; (b) a person owning or controlling more than 50 percent of the outstanding voting securities of such other person; (c) any officer, director or partner of such person; or (d) if such other person is an officer, director, or partner, any company for which such person acts in any capacity.

      "Agreement", "Partnership Agreement" or "Limited Partnership Agreement" shall mean this Agreement of Limited Partnership, together with all amendments, attached exhibits or other documents which may be incorporated herein by reference.

      "Appraiser" shall mean a person having five or more years experience appraising real estate businesses.

      "Assignee" shall mean a person who has acquired a beneficial interest in a Partnership Interest but who has not been admitted to the Partnership as a Partner.

      "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in a Partnership Interest, as evidenced by a written instrument of assignment the effective date of which has passed, and whose ownership of such Partnership Interest has been recorded on the books of the Partnership but who has not been admitted to the Partnership as a Partner.

      "Capital Account" and "Capital Account Balance" shall mean an account, and the balance of such account, maintained in accordance with Regulation Section 1.704-1(b)(2)(iv), except that the Partnership shall compute its Net Income and Net Loss in accordance with the adjusted tax basis of Partnership Property. The Partnership expects to comply with the economic equivalence test of Regulation
Section 1.704-1(b)(2)(ii)(i).

      "Cash Available for Distribution" shall mean the sum of: (a) the gross revenues generated by the Partnership less all cash funds used to pay Partnership expenses, including without limitation cash withheld in operating or capital reserves, debt payments and expenses of acquisition, improvement, repair, maintenance, replacements, compensation payable pursuant to Paragraph 9 of this Agreement and all other expenses related to the Partnership Property; plus (b) the net cash realized by the Partnership from the sale, refinancing or other disposition of the Partnership Property after retirement of affected mortgage debt and payment of all expenses related to the transaction; plus (c) cash realized by the Partnership from any other source.

      "Certificate" shall refer to the certificate of limited partnership for the Partnership as shall be filed with the Secretary of State of the State of California, and as such certificate may be amended.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

      "Controlled Affiliate" shall mean an Affiliate of Shenker or Elkan who is controlled directly or indirectly by Shenker or Elkan. An Affiliate is controlled directly or indirectly by Shenker or Elkan if: (a) either or both Shenker or Elkan directly or indirectly control: (1) more than 50 percent of the outstanding voting securities of such other person; or (2) the trusteeship of a revocable living trust held for the benefit of such Affiliate; (b) Elkan is an "executive officer" of such Affiliate (as "executive officer is defined under Reg. ss.240.3b-7 of the Securities and Exchange Act of 1934 [17 CFR 240.3b-7] except that the term "registrant" in such regulation shall instead refer to such Affiliate); or (c) such Affiliate is approved in writing by both Shenker and Elkan to be deemed a Controlled Affiliate.

      "Disqualification Event" shall mean the removal of a General Partner as provided in this Agreement or any event set forth in California Corporations Code ss.15642 upon the happening of which a person ceases to be a general partner of a limited partnership.

      "Distributions" shall refer to any cash or other property distributed to Partners or other Holders in connection with their Partnership Interests, but shall not include any payments made under the provisions of Paragraphs 9 or 10 of this Partnership Agreement.

      "Elkan" shall mean HAROLD S. ELKAN, an unmarried man.

      "General Partner" shall mean each person initially named as a General Partner or Managing General Partner in this Agreement, or any person who succeeds it in such capacity under this Agreement or any person who is admitted as an additional General Partner under this Agreement.

      "Holder" shall refer to an owner of a Partnership Interest who is either a Partner, Assignee or Assignee of Record.

      "Koplar Note" shall mean that certain promissory note dated November 1, 1987 issued by KOPLAR ENTERPRISES, INC., in the original face amount of $1,007,839.90.

      "Limited Partner" shall refer to any person who has been admitted to the Partnership as an original, additional or substituted Limited Partner.

      "Liquidation" shall mean a termination of a Partner's entire interest in the Partnership by means of a Distribution, or a series of Distributions, to the Partner by the Partnership, as set forth in Regulation sections 1.761-1(d) and 1.704-1(b)(2)(ii)(g).

      "Majority Vote" shall mean the vote or written consent of the Limited Partners holding more than 55 percent of the issued and outstanding Units entitled to vote and which approves a proposal that is required or permitted to be approved by such Limited Partners.

      "Minimum Gain" shall have the meaning set forth in Regulation Section 1.704-2(d).

      "Net Fair Market Value" shall mean the fair market value of property less the amount of liabilities, if any, to which the property is subject or that are assumed by the transferee in connection with a transfer of the property.

      "Net Income" and "Net Loss" shall mean the net income, including tax exempt income, or the net loss of the Partnership computed with reference to the adjusted tax basis of items of the Partnership Property. Minimum Gain shall not be taken into account in computing Net Income and Net Loss.

      "Nonrecourse Deductions" shall have the meaning set forth in Regulation
Section 1.704-2(c).

      "Nonrecourse Proceeds" shall mean the cash proceeds of a nonrecourse loan secured by Partnership Property which results in an increase in the Minimum Gain of the Partnership for such year or, in the case described in Regulation Section 1.704-2(h)(4), for the next taxable year. Whether proceeds of a nonrecourse loan are properly allocable to a nonrecourse liability shall be determined by the Managing General Partner using any reasonable method. Such adjustments as are required by the Regulations shall be made if the Nonrecourse Proceeds are derived in whole or in part from a Partner Nonrecourse Liability.

      "Option Exercise Period" shall mean the period during which Optionees in a specified Optionee Class have the right to exercise their options to purchase Units proposed for assignment.

      "Optionee" shall mean the Partnership or any Partner having the option to purchase Units which have been proposed for assignment.

      "Optionee Class" shall mean a class of Optionees having a right of equal priority to exercise options to purchase Units proposed for assignment.

      "Partner Nonrecourse Liability" shall be determined in accordance with Regulation Section 1.704-2(i), which provides, in part, that a debt which would otherwise be a nonrecourse debt under local law, but for which a partner bears an economic risk of loss due to particular partnership relationships, shall be treated as a partner nonrecourse debt to the extent any partner bears an economic risk of loss with respect to such liability.

      "Partners" shall refer collectively to the General Partners and to the Limited Partners holding Units, and reference to a "Partner" shall be to any one of the Partners unless the context shall otherwise require.

      "Partnership" shall refer to the limited partnership created under this Partnership Agreement.

      "Partnership Allocations" shall mean allocations of Partnership Net Income, Net Loss, Minimum Gain, items specially allocated pursuant to Paragraphs
B.02 and B.03 of Exhibit B, Nonrecourse Deductions and Distributions of cash made to the Partners with respect to their Partnership Interests.

      "Partnership Interest" shall refer to Units of any class and to the interest of the General Partners or its Assignee or Assignee of Record in Distributions.

      "Permitted Assignee" shall mean any person who is either a Partner or a child of a Partner or: (a) the estate of any such person; (b) a trust for the benefit of any such person; or (c) a corporation or partnership in which any such person holds at least a majority of the voting interests.

      "Property" or "Partnership Property" shall mean all the real and personal property owned or leased by the Partnership.

      "Regulation" shall mean regulations issued by the Department of Treasury pursuant to authority granted in the Code.

      "Shenker" shall mean PATRICIA A. SHENKER, a married woman.

      "Unit" shall represent an interest of a Limited Partner or its Assignee or Assignee of Record in Distributions and Partnership Allocations subject to the terms of this Partnership Agreement.

                                    EXHIBIT B

                             PARTNERSHIP ALLOCATIONS

      B.01 Definitions. Words and terms having their initial letters capitalized in this Exhibit B shall have the respective meanings set forth in Exhibit A, attached to the Partnership Agreement, unless otherwise expressly provided herein or unless the context otherwise requires.

      B.02 Priority Allocations. Notwithstanding any other provision of this Partnership Agreement, the Partnership shall allocate the first items of income, gain, loss and deduction of the Partnership and adjust the Capital Account Balances of the Partners in the manner and order of priority set forth below.

            B.02.1 First, if any portion of a Partnership liability is a Partner Nonrecourse Liability, the Partnership shall allocate Nonrecourse Deductions and Minimum Gain attributable to the Partner Nonrecourse Liability in accordance with Regulation Section 1.704-2(i).

            B.02.2 After the adjustments set forth in Paragraph B.02.1, above, if there is a net decrease in the Partnership's Minimum Gain during a taxable year, the Partnership shall allocate to each Partner the first items of income or gain (or positive adjustments) of the Partnership in an amount equal to the decrease in such Partner's share of Minimum Gain. As of the date of the conversion of the Partnership to a limited partnership, SAPI and Shenker shall each be deemed to have a share of the existing Minimum Gain equal to the deficits in their respective Capital Account Balances as shown on the 1993 Form 1065 for the Partnership. Any Minimum Gain in excess of their combined deficits will be deemed to be shared by them equally. Each Partner's share of the Minimum Gain accruing after the conversion of the Partnership into a limited partnership shall be computed in accordance with the provisions of Regulation Section 1.704-2(g). The allocation of Minimum Gain need not be made with respect to Partners affected by transactions described in Regulation Sections 1.704-2(f)(2), (3) and (5). Any waiver described in Regulation Section 1.704-2(f)(4) may be made only by the Managing General Partner in its sole and absolute discretion. This Paragraph B.02.2 is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f).

            B.02.3 Nonrecourse Deductions shall be allocated one percent each to the General Partners and the remainder to the Holders of Units, as a group.

            B.02.4 If any Partner's Adjusted Capital Account Balance is unexpectedly reduced below zero by virtue of an adjustment, allocation or Distribution under Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then the Partnership shall allocate the first items of income or gain (or positive adjustments) of the Partnership so as to eliminate the deficit in each such Partner's Adjusted Capital Account Balance as quickly as possible. An allocation shall be made pursuant to this Paragraph B.02.4 only if a Partner's Adjusted Capital Account Balance is less than zero as of the close of the taxable year and after all other allocations under Paragraph 11 (including this Exhibit B) have been tentatively made as if this Paragraph B.02.4 was not a part of this Agreement. This Paragraph B.02.4 is intended to qualify as a "qualified income offset" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(d).

            B.02.5 If any Partner's Adjusted Capital Account Balance is reduced below zero as of the close of the taxable year by any Partnership Allocation or Distribution other than an allocation of Nonrecourse Deductions or a Distribution of Nonrecourse Proceeds, the Partnership shall allocate the first items of income or gain (or positive adjustments) of the Partnership so as to eliminate the deficit in each such Partner's Adjusted Capital Account Balance as quickly as possible. An allocation shall be made pursuant to this Paragraph
B.02.5 only if a Partner's Adjusted Capital Account Balance is less than zero as of the close of the taxable year and after all other allocations under Paragraph 11 (including this Exhibit B) have been tentatively made as if Paragraph B.02.4 and this Paragraph B.02.5 were not a part of this Agreement.

            B.02.6 Any special allocations made pursuant to Paragraphs B.02.1 through B.02.5, inclusive, shall be taken into account in computing subsequent allocations under this Exhibit B, so that the net amount of Partnership Allocations shall be equal, to the extent possible, to the net amount that would have been allocated to such Partner or Partners pursuant to this Exhibit B if allocations pursuant to Paragraphs B.02.1 through B.02.5 had not been made.

      B.03 Special Allocations. After taking into account the allocations under Paragraph B.02 and prior to making allocations under Paragraph B.04, Partnership gain and loss shall be specially allocated among the Partners as follows:

            B.03.1 If interest income is imputed with respect to an obligation owed by a Partner to the Partnership, the Partnership shall allocate such income to the obligor Partner.

            B.03.2 To the extent compensation paid a General Partner under Paragraph 9 is not a guaranteed payment under Section 707(c) of the Code and is not paid to the General Partner other than in its capacity as a Partner within the meaning of Section 707(a) of the Code, the Partnership shall allocate to the General Partner to the extent permitted by the Code such items of income or gain of the Partnership at a time and in an amount equal to the amount of such compensation.

            B.03.3 Subject to Paragraph B.03.4, the Partnership shall allocate items of gain, loss, income, depreciation or deduction attributable to contributed property among all the Partners in accordance with Code Section 704(c). To the extent the adjusted tax basis of Partnership Property varies from the Net Fair Market Value of Partnership Property at the time new Partners are admitted to the Partnership or a Partner's interest in the Partnership is liquidated, the Partnership shall specially allocate Net Income or Net Loss attributable to the sale of any assets in accordance with the principles of Code
Section 704(c).

            B.03.4 Notwithstanding any other provision of this Agreement, on the sale of substantially all the property of the Partnership, the Minimum Gain shall be allocated in accordance with Paragraph B.02.2. Thereafter, Net Income equal to the amount of gain that would have been allocated to the Units issued to Shenker and SAPI under the principals of Code Section 704(c) if the Partnership assets had been revalued to their Net Fair Market Value on the conversion of the Partnership into a limited partnership, less the share of SAPI and Shenker in the Minimum Gain existing on the date of conversion, shall be allocated to the Holders of Units until, first, all negative Adjusted Capital Account Balances are reduced to zero; and, thereafter, to the Holders of Units, as a group. Any Net Income in excess of the foregoing amount shall be allocated to the Holders and General Partners until each General Partner's Capital Account Balance equals one percent of the sum of the Capital Account Balances of the General Partners, plus the Adjusted Capital Account Balances of all Holders, and each Holder's Adjusted Capital Account Balance bears the same ratio to the Adjusted Capital Account Balances of all Holders as the number of Units held by such Holder bears to the total number of issued and outstanding Units. Any remaining Net Income shall be allocated in accordance with the provisions of subpart (b) of Paragraph B.04.1.

            B.03.5 Notwithstanding any other provision of this Agreement, all gain, loss, deduction or income arising from or associated with the Koplar Note shall be allocated to Shenker. The Koplar Note shall be distributed to Shenker on a Liquidation of Shenker's Partnership Interest up to the extent of Shenker's positive Capital Account Balance. If Shenker and the Partnership agree, the Partnership may distribute the Koplar Note to Shenker prior to the Liquidation of Shenker's Partnership Interest.

      B.04 Allocation of Net Income and Net Loss. The Partnership shall allocate Net Income and Net Loss among the Partners and Holders, and adjust their respective Capital Account Balances, as provided in this paragraph.

            B.04.1 Except as otherwise provided in this Exhibit B, the Partnership shall allocate the Net Income of the Partnership to the Partners as follows:

            (a) first, in the same manner, to the same extent and in reverse chronological order of the aggregate Net Loss previously allocated to the Holders until the aggregate Net Income allocated pursuant to this subpart for this fiscal year and for all previous fiscal years equals the aggregate Net Loss allocated during all previous years; and

            (b) thereafter, one percent (1%) to each General Partner and the balance to the Holders of Units, as a group.

            B.04.2 The Partnership shall allocate the Net Loss of the Partnership to the Partners as follows:

            (a) first, one percent (1%) to each General Partner and the balance to the Holders of Units, as a group, until the aggregate Net Loss allocated pursuant to this subpart for this fiscal year and for all previous fiscal years equals the aggregate Net Income allocated during all previous years pursuant to subpart (b) of Paragraph B.04.1;

            (b) second, one percent (1%) to each General Partner and the balance to the Holders of Units, to be reallocated among the Holders in proportion to and in accordance with their positive Capital Account Balances, until the Capital Account Balances of all Holders are reduced to zero;

            (c) third, one percent (1%) to each General Partner and the balance to the Holders of Units, to be reallocated among the Holders in proportion to and in accordance with their positive Adjusted Capital Account Balances, until the Adjusted Capital Account Balances of all Holders are reduced to zero; and

            (d) thereafter, any additional Net Loss shall be allocated pro rata among the General Partners.

            B.04.3 Notwithstanding any other provision of this Agreement, no losses arising from any tort liability of the Partnership shall be allocated to any Limited Partner if such allocation would create a deficit in such Limited Partner's Capital Account Balance, even if such allocation would not create a deficit in the Limited Partner's Adjusted Capital Account Balance.

      B.05 Special Adjustments and the Maintenance of Capital Accounts. The provisions of this Partnership Agreement regarding the maintenance of Capital Account Balances are intended to comply with Regulation Section 1.704-1(b)(2)(ii)(i) and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing General Partner determines it is prudent to modify the manner in which the Capital Account Balances of the Partners are computed in order to comply with such Regulations, the Managing General Partner may amend this Agreement to make any such modification if it is unlikely to have a material effect on the amounts distributable to any Partner upon the Liquidation of the Partnership. The Managing General Partner shall also make any appropriate modifications for unanticipated events (such as the acquisition of oil and gas properties) in order to comply with such Regulations.

      B.06 Allocations Among Partners. The Partnership shall apportion Partnership Allocations among the Partners in accordance with the provisions of this Paragraph B.06.

            B.06.1 Except as otherwise provided in this Agreement, all divisions among and allocations of items affecting Capital Account Balances to the Holders of Units of the same class shall be in the ratio which the number of Units of such class which are held by each such Holder on the date of such allocation (which allocation date shall be selected by the Managing General Partner in its sole discretion), bears to the total number of Units of such class which are issued and outstanding as of such date, without regard to the number of days on which each recipient was a Holder of Units.

            B.06.2 If a Partnership Interest is assigned prior to an allocation date, the Partnership shall apportion the items affecting Capital Account Balances of the Partners during the period commencing with the last allocation date before the assignment and ending on the first allocation date after the assignment between the Partner and such Partner's Assignee based upon the number of days of their respective ownership during such period before and after the date that such Assignee became an Assignee of Record, without regard to the results of the Partnership's operations during the period before or after such assignment. The assigning Partner's Capital Account shall become the Capital Account of the Assignee as of the date the Assignee becomes an Assignee of Record.

            B.06.3 The Partners are aware of the income tax consequences of the allocations made by this Exhibit B and hereby agree to be bound by the provisions of this Exhibit B in reporting their shares of Partnership Allocations for income tax purposes.

                                    EXHIBIT C
                       NAMES AND ADDRESSES OF THE PARTNERS


UCVGP, INC.
5230 Carroll Canyon Road, Suite 310
San Diego, California  92121

SPORTS ARENAS PROPERTIES, INC.
5230 Carroll Canyon Road, Suite 310
San Diego, California  92121

PATRICIA A. SHENKER

BPI

                                    EXHIBIT D
                       LIMITED DEFICIT MAKE-UP OBLIGATION

Not to Exceed: [$Amount]                           [Date]
                -------

1.    Promise To Make Capital Contribution

      FOR VALUE RECEIVED, the undersigned partner ("Payor") in UCV, L.P., a California limited partnership, promises to pay to UCV, L.P., a California limited partnership ("Payee") at such address as the holder of this promissory note may from time to time designate, the lesser of: (a) the principal sum of [__________ THOUSAND DOLLARS ($______)]; or (b) the deficit balance of Payee's Capital Account Balance (within the meaning of Payee's Partnership Agreement) in Payee. The principal balance hereunder shall not bear interest and is all due and payable by the end of the taxable year in which Payor's interest is Payee is Liquidated (within the meaning of Payee's Partnership Agreement) or, if later, within 90 days of the date of Liquidation.


2.    Payments

      2.01 Payments. All payments hereunder shall be in cash or other good funds.


      2.02 Waivers. Payor waives: (a) the applicable statute of limitations for enforcement of this obligation; and (b) presentment, demand, dishonor and protest and notice of any of the foregoing.


3.    Miscellaneous

      3.01 Default. If Payor fails to make the principal payment when due or breaches any other obligation under this obligation, Payor shall be in default of this obligation. Such a default will occur without notice or opportunity to cure.

      3.02 No Waiver. No delay or omission on the part of Payee hereof in exercising any right or remedy shall operate as a waiver of such right or remedy or of any other right or remedy. The waiver by Payee of any breach of or default hereunder shall not be deemed to be a waiver of any subsequent breach of or default.

      3.03 Miscellaneous. If any party employs counsel to enforce this obligation, including without limitation the commencement of any legal proceeding whatsoever, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs. Except as provided to the contrary in this obligation, this obligation shall be binding on and inure solely to the benefit of the parties and their successors and assigns. Payor shall not assign its obligations under this obligation without Payee's prior written consent. This obligation shall be construed and interpreted in accordance with the laws of the State of California. The unenforceability, invalidity, or illegality of any provision of this obligation shall not render the other provisions unenforceable, invalid, or illegal.

      IN WITNESS WHEREOF, Payor has executed this Limited Deficit Make-Up Obligation to be effective as of as of the date set forth above.


PAYOR:                                     __________________________________
                                                 [Limited Partner]

                                       25